EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First Quarter 2017 Results

London, May 3, 2017 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology and innovation company, today reported results for the quarter ended March 31, 2017.

For the first quarter of 2017, worldwide sales were $285 million, a decrease of 0.6 percent on a reported basis and an increase of 0.5 percent on a constant currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), first quarter 2017 earnings per share were $0.23. First quarter 2017 adjusted diluted earnings per share were $0.71.

“We started out the year with solid results, driven primarily by continued momentum in our Neuromodulation business from the AspireSR® pulse generator, being somewhat offset by challenging conditions in Cardiac Surgery and Cardiac Rhythm Management,” said Damien McDonald, Chief Executive Officer.  “We achieved progress in several other key areas of our business. We are expanding our heart valve portfolio with the recently announced acquisition of Caisson Interventional and its novel transcatheter mitral valve replacement (TMVR) investigational device.  The combined strengths of both LivaNova and Caisson will support our strategy of advancing important, innovative therapies to market. We completed final verification and validation for our 3T Heater-CoolerTM design modification and obtained CE mark, which will allow us to start implementation of the upgrade within select markets in the coming weeks. We also recently submitted our application to the FDA for SenTivaTM, our newest VNS Therapy® device. We believe our efforts and investments position LivaNova to be even more competitive, which will result in greater long-term value for our customers and shareholders alike.”

First Quarter 2017 Results

Worldwide sales for the first quarter were $285 million, up 0.5 percent compared to the first quarter of 2016. The following table highlights worldwide sales for the first quarter of 2017 by Business Franchise:

$ in millions	Three months ended March 31,		% Change	Constant Currency % Change
Business Franchise / Product Line:	2017	2016
Cardiopulmonary	$107.3	$110.9	(3.3%)	(2.5%)
Heart Valves	31.9	32.5	(1.9%)	(0.8%)
Cardiac Surgery	139.2	143.4	(3.0%)	(2.1%)
Cardiac Rhythm Management	58.3	61.7	(5.6%)	(2.9%)
Neuromodulation	87.2	81.4	7.1%	7.7%
Other	0.5	0.4	—%	—%
Total Net Sales	$285.1	$287.0	(0.6%)	0.5%

•	Numbers may not add due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. The difference between constant currency growth and reported growth reflects the impact from currency fluctuations in the various currencies in which the company operates.

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $139 million, representing a 2.1 percent decrease versus the comparable period in 2016.

Sales in cardiopulmonary products were $107 million, down 2.5 percent from the first quarter of 2016. A decline in the Company’s 3T Heater-Cooler devices resulting from the introduction of our global loaner program and the timing of heart-lung machine orders offset share gains and strong demand for our INSPIRETM oxygenator.

Heart valve sales, including tissue and mechanical heart valves, were $32 million, a decrease of 0.8 percent compared to the same period the previous year. Growth in tissue valves, driven by solid demand for the PercevalTM sutureless tissue valve in the U.S. and Europe, was offset by declines in mechanical heart valves in the U.S. and Europe.

Cardiac Rhythm Management (CRM)
CRM sales for the period totaled $58 million, a decrease of 2.9 percent as compared to the first quarter of 2016. High-voltage Implantable Cardiac Defibrillators (ICDs) declined in the quarter due to a difficult year-over-year comparison, as first half of 2016 marked the initial launch roll-out of the product. This was offset by strong growth for PLATINIUMTM Cardiac Resynchronization Therapy devices (CRT-Ds) in Europe and continued share gains of KORA 250TM pacemakers in Japan.

Neuromodulation
Neuromodulation sales were $87 million in the first quarter, representing a 7.7 percent increase versus the first quarter of 2016. The AspireSR generator continued to perform well across all geographies, with strong demand and new patient growth.

Financial Performance
On a U.S. GAAP basis, first quarter 2017 net income from operations was $19 million. Adjusted income from operations for the first quarter of 2017 was $49 million, an increase of 12.2 percent as compared to the first quarter of 2016, primarily driven by favorable product mix and lower operating expenses.

2017 Revised Guidance
On May 2, 2017 LivaNova announced the acquisition of Caisson Interventional, LLC (Caisson), in support of LivaNova’s strategic growth initiatives. As a result, certain guidance for full-year 2017 is being revised.

LivaNova reiterates worldwide net sales for full-year 2017 are expected to grow between 1 and 3 percent on a constant-currency basis. Adjusted diluted earnings per share for 2017 are now expected to be in the range of $3.10 to $3.30.

Based on preliminary purchase accounting estimates, which are subject to revision, key non-GAAP reconciliation items to the projected 2017 adjusted diluted earnings per share as a result of the Caisson transaction are as follows:

	Earnings Per Share
	Prior Guidance			Revised Guidance
Estimated merger and integration charges	$0.05	-	$0.08	$0.07	-	$0.10
Estimated charges for restructuring	$0.29	-	$0.33	$0.29	-	$0.33
Amortization of intangible assets related to purchase price accounting	$0.80			$0.80
Estimated charges related to equity compensation	$0.29	-	$0.33	$0.29	-	$0.33
Estimated day one compensation and retention costs related to Caisson acquisition	-			$0.16	-	$0.20

The company currently estimates that adjusted cash flow from operations, excluding integration, restructuring and 3T remediation payments, will now be in the range of $170 to $190 million in 2017.  Guidance related to capital expenditures and depreciation and amortization remains unchanged.

Webcast and Conference Call Instructions
The company will host a live audio webcast for interested parties commencing at 8 a.m. Central time (9 a.m. Eastern time, 2 p.m. UK time) that will be accessible through the Investor Relations section of the LivaNova corporate website at www.LivaNova.com. To listen to the conference call live by telephone, dial (844) 239-5285 (if dialing from within the U.S.) or (512) 961-6524 (if dialing from outside the U.S.). The conference ID is 94170935.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain. As a result, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control.

Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning advancing Caisson’s transcatheter mitral valve replacement device and other innovative therapies to market, positioning LivaNova to be more competitive, achieving greater value for our customers and shareholders alike, and revised full-year 2017 guidance for net sales, adjusted diluted earnings per share, and adjusted cash flow from operations, excluding integration, restructuring and 3T remediation payments. Important factors that may cause actual results to differ include, but are not limited to: (i) risks that the legacy businesses of Cyberonics, Inc. and Sorin S.p.A. (together, the “combined companies”) will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.LivaNova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
NET SALES BY BUSINESS FRANCHISE - UNAUDITED
(U.S. dollars in millions)

	Three Months Ended March 31,
	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardio Pulmonary
US	$32.2	$34.5	(6.6%)	(6.6%)
Europe	30.6	31.5	(2.8%)	1.9%
Rest of World	44.5	45.0	(1.0%)	(2.4%)
Total	107.3	110.9	(3.3%)	(2.5%)

Heart Valve
US	6.1	6.5	(6.0%)	(6.0%)
Europe	10.3	11.4	(9.1%)	(5.0%)
Rest of World	15.5	14.7	5.5%	4.8%
Total	31.9	32.5	(1.9%)	(0.8%)

Cardiac Surgery
US	38.2	40.9	(6.5%)	(6.5%)
Europe	41.0	42.9	(4.5%)	—%
Rest of World	60.0	59.7	0.6%	(0.6%)
Total	139.2	143.4	(3.0%)	(2.1%)

CRM
US	2.4	3.0	(17.6%)	(17.6%)
Europe	47.5	50.0	(5.1%)	(1.6%)
Rest of World	8.4	8.7	(4.2%)	(5.4%)
Total	58.3	61.7	(5.6%)	(2.9%)

Neuromodulation
US	73.7	70.2	4.9%	4.9%
Europe	7.9	6.4	24.8%	33.0%
Rest of World	5.6	4.8	17.0%	15.9%
Total	87.2	81.4	7.1%	7.7%

Other
US	—	—	N/A	N/A
Europe	—	0.1	N/A	N/A
Rest of World	0.5	0.4	N/A	N/A
Total	0.5	0.4	N/A	N/A

Total
US	114.3	114.1	0.2%	0.2%
Europe	96.3	99.3	(3.0%)	1.2%
Rest of World	74.4	73.5	1.2%	—%
Total	$285.1	$287.0	(0.6%)	0.5%

* Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016	% Change

Net sales	$285.1	$287.0
Cost of sales	101.5	123.6
Product remediation	(0.8)	0.7
Gross Profit	184.4	162.7	13.3%

Operating expenses
Selling, general and administrative	112.4	115.9
Research and development	29.7	31.7
Merger and integration expense	2.2	6.8
Restructuring expense	10.1	28.6
Amortization of intangibles	11.4	15.9
Total operating expenses	165.8	198.8	(16.6%)

Income (loss) from operations	18.6	(36.1)	151.5%

Interest income (expense), net	(2.0)	(1.0)
Foreign exchange and other - gain (loss)	3.4	(1.8)
Income (loss) before income taxes	20.0	(38.9)	151.4%

Losses from equity method investments	(3.1)	(2.7)
Income tax expense (benefit)	5.7	(1.3)
Net (loss) income	$11.3	($40.4)	128.0%

Earnings (Loss) Per Common Share:
Basic	$0.23	($0.83)
Diluted	$0.23	($0.83)

Weighted Average Common Shares Outstanding
Basic	48.1	48.9
Diluted	48.2	48.9

Adjusted Gross Profit (1)	$185.1	$185.1	—%
Adjusted SG&A (1)	106.9	110.2	(3.0%)
Adjusted R&D (1)	29.4	31.4	(6.4%)
Adjusted Income (loss) from Operations (1)	48.8	43.5	12.2%
Adjusted Net (loss) Income (1)	34.2	26.5	29.1%
Adjusted Diluted Earnings Per Share (1)	$0.71	$0.54	31.5%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2017	2016	2017	2016
Gross Profit	64.7%	56.7%	64.9%	64.5%
SG&A	39.4%	40.4%	37.5%	38.4%
R&D	10.4%	11.0%	10.3%	10.9%
Income (loss) from Operations	6.5%	(12.6%)	17.1%	15.2%
Net (loss) Income	4.0%	(14.1%)	12.0%	9.2%
Income Tax Rate	28.3%	3.2%	22.7%	28.2%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Three Months Ended March 31, 2017	Sales	Gross Profit	Income from Operations	Net Income (Loss)	Diluted EPS
GAAP Financial Measures	$285.1	$184.4	$18.6	$11.3	$0.23
Specified Items
Merger and integration expense (A)			2.2	1.6	0.03
Restructuring expense (B)			10.1	8.8	0.18
Depreciation and Amortization (C)		1.4	13.2	9.3	0.19
Product remediation (D)		(0.8)	(0.8)	(0.5)	(0.01)
Other Income Expenses & Litigations (E)			1.6	(2.2)	(0.05)
Equity compensation (F)			3.8	3.3	0.07
Certain tax adjustments (G)				2.5	0.05
Adjusted financial measures	$285.1	$185.1	$48.8	$34.2	$0.71

GAAP results for the three months ended March 31, 2017 include:
(A)	Expense related to merger and integration activities
(B)	Restructuring expenses, related to recent organizational changes and to the shutdown of our oxygenators plant in China
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Cost related to the 3T heater cooler remediation plan/adjustment of provision
(E)	Legal expenses related to 3T, other minor litigations and Caisson acquisition
(F)	Includes $3.7M related to SG&A, $0.1M related to R&D, and less than $0.1M related to COGS
(G)	Relates to the impact of restructuring initiatives, including IP migration

Three Months Ended March 31, 2016	Sales	Gross Profit	Income from Operations	Net Income (Loss)	Diluted EPS
GAAP Financial Measures	$287.0	$162.7	($36.1)	($40.4)	($0.83)
Specified Items
Merger and integration expense (A)			6.8	5.9	0.12
Restructuring expense (B)			28.6	26.8	0.55
Amortization of intangible assets (C)			15.9	10.9	0.22
3T product remediation (D)		0.7	0.7	0.6	0.01
Other Income Expenses & Litigations (E)			0.3	0.3	0.01
Impact of inventory step-up (F)		21.3	21.3	14.6	0.30
Equity compensation (G)		0.4	6.1	5.3	0.11
Certain tax adjustments (H)				2.5	0.05
Adjusted financial measures	$287.0	$185.1	$43.5	$26.5	$0.54

GAAP results for the three months ended March 31, 2016 include:
(A)	Expense related to merger and integration activities
(B)	Restructuring expenses, severance related to CRM R&D restructuring plan, Corporate and shared-service synergies and recent organizational changes
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Cost related to the 3T heater cooler remediation plan
(E)	Litigation from legacy companies
(F)	Includes amortization of inventory step-up associated with final purchase price accounting
(G)	Includes $5.4M related to SG&A, $0.3M related to R&D, and $0.4M related to COGS
(H)	Relates to the impact of restructuring initiatives, including IP migration

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in millions

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$62.7	$39.8
Accounts receivable, net	271.5	275.7
Inventories	192.4	183.5
Prepaid and refundable income taxes	60.4	60.6
Assets held for sale	17.6	4.5
Prepaid expenses and other current assets	56.0	56.0
Total Current Assets	660.7	620.1
Property, plant and equipment, net	205.1	223.8
Goodwill	698.3	691.7
Intangible assets, net	605.8	609.2
Investments	58.7	61.1
Deferred tax assets net	9.4	6.0
Other assets	132.7	130.7
Total Assets	$2,370.6	$2,342.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$45.5	$47.6
Accounts payable	102.0	93.0
Accrued liabilities	68.4	75.6
Income taxes payable	26.7	22.3
Accrued employee compensation and related benefits liability	81.3	78.3
Total Current Liabilities	323.8	316.8
Long-term debt obligations	76.1	75.2
Deferred income taxes liability	167.0	172.5
Long-term employee compensation and related benefits liability	31.1	31.7
Other long-term liabilities	37.8	39.5
Total Liabilities	635.7	635.7
Total Stockholders’ Equity	1,734.9	1,706.9
Total Liabilities and Stockholders’ Equity	$2,370.6	$2,342.6

* Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net (loss) Income	$11.3	($40.4)
Non-cash items included in net (loss) income :
Depreciation	8.8	10.9
Amortization	11.4	12.7
Stock-based compensation	3.8	6.1
Deferred income tax (benefit) expense	(5.5)	1.3
Loss from equity method investments	3.1	2.7
Impairment of property, plant and equipment	4.7	—
Amortization of income taxes payable on intercompany transfers	6.5	3.5
Other	(1.9)	2.7
Changes in operating assets and liabilities:
Accounts receivable, net	6.6	(8.4)
Inventories	(4.4)	10.8
Other current and non-current assets	(9.3)	(13.7)
Restructuring reserve	(6.7)	22.0
Accounts payable and accrued current and non-current liabilities	5.0	(0.6)
Net cash provided by operating activities	33.2	9.6

Cash Flow from Investing Activities:
Purchases of property, plant and equipment	(7.6)	(8.1)
Proceeds from sale of cost method investment	3.2	—
Purchases of short-term investments	—	(7.0)
Maturities of short-term investments	—	7.0
Other	(0.4)	(0.8)
Net cash used in investing activities	(4.7)	(8.9)

Cash Flow From Financing Activities:
Loans to equity method investments	(5.3)	(2.8)
Short-term borrowing (repayment), net	0.3	(10.3)
Proceeds from exercise of options and SARs	0.9	2.5
Repayment of trade receivable advances	—	(16.1)
Other	(1.8)	(0.3)
Net cash used in financing activities	(6.0)	(27.1)

Effect of exchange rate changes on cash and cash equivalents	0.5	1.3
Net increase (decrease) in cash and cash equivalents	22.9	(25.1)

Cash and cash equivalents at beginning of period	39.8	112.6
Cash and cash equivalents at end of period	$62.7	$87.5

* Numbers may not add due to rounding.

Supplementary disclosure of Cash Flow Information:
Cash paid for interest	1.8	0.6
Cash paid for income taxes	3.4	3.6